SHARPS COMPLIANCE CORP.
RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT is made as of this 27th day of October 2008, by and between Sharps Compliance Corp., a Delaware corporation (the “Company”), and John R. Grow (“Grow”).

The Company, in conjunction with the execution of the Employment Agreement effective October 27, 2008, hereby grants the following stock award to Grow, which award shall have the terms and conditions set forth in this Agreement:

1.        Award
The Company, effective as of the date of this Agreement, hereby grants to Grow a restricted stock award of 300,000 unregistered shares (the “Shares”) of common stock, par value $.01 per share, of the Company (the “Common Stock”), subject to the terms and conditions set forth herein. This award is not granted under the Company’s 1993 Stock Plan and the corresponding shares have not been registered with the Securities and Exchange Commission.

2.        Vesting
Subject to the terms and condition of this Agreement, the Shares shall vest as follows:  50,000 of the Shares shall vest on March 1, 2009 and 12,500 of the Shares shall vest on the 1st day of each month for twenty (20) months beginning April 2009, if, and only if, Grow remains an employee of the Company from the date hereof until each respective vesting date.  Vesting of the Shares shall be accelerated to an earlier date in the event of a Change in Control of Company (as defined in the attached Exhibit A), and provided that Grow remains as an employee of the Company until the effective date of such Change in Control; all unvested Shares granted under this Agreement shall become immediately vested on the effective date of the Change in Control;

3.        Restriction on Transfer
Until the Shares vest pursuant to Section 2 hereof, none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and no attempt to transfer the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Shares.

4.        Forfeiture
If Grow ceases to be an employee of the Company prior to the vesting of the Shares pursuant to Section 2 hereof, Grow’s rights to the unvested portion of the Shares shall be immediately and irrevocably forfeited.

5.        Issuance and Custody of Certificate

After any Shares vest pursuant to Section 2 hereof, the Company shall cause to be issued a certificate or certificates evidencing such vested Shares, with such certificates including an appropriate legend, determined by the Company’s transfer agent, reflecting the unregistered and restricted nature of such shares.

6.        Distributions and Adjustments
(a)  If all or any portion of the Shares vest subsequent to any change in the number or character of Shares of Common Stock (through stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Shares of Common Stock or other securities of the Company or other similar corporate transaction or event affecting the Shares such that an adjustment is determined by the Compensation Committee of the Board of Directors (the “Committee”) to be appropriate in order to prevent dilution or enlargement of the interest represented by the Share, Grow shall then receive upon such vesting the number and type of securities or other consideration which he would have received if the Shares had vested prior to the event changing the number or character of outstanding Shares of Common Stock.

(b)  Any additional Shares of Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares prior to the date the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares.  Any cash dividends payable with respect to the Shares shall be distributed to Grow at the same time cash dividends are distributed to shareholders of the Company generally.

(c)  Any additional Shares of Common Stock, any securities and any other property (except for cash dividends) distributed with respect to the Shares prior to the date such Shares vest shall be promptly deposited with the Secretary or the custodian designated by the Secretary to be held in custody in accordance with Section 5(c) hereof.

7.        Taxes
(a)  In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it in connection with this restricted stock award, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state income and social security taxes are withheld or collected from Grow.

(b)  Should Grow elect, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of acquisition of the Shares, the Company may require at the time of such election an additional payment for withholding tax purposes (or, alternatively, proof that such withholding taxes have been paid to the Internal Revenue Service) based on the fair market value of such Shares as of the date of the acquisition of such Shares by Grow.

This Agreement shall be governed by and construed under the internal laws of the State of Delaware, without regard for conflicts of laws principles thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

Sharps Compliance Corp.

By:
Dr. Burton J. Kunik
Its:	Chairman and Chief Executive Officer

Employee

By:
John R. Grow

Exhibit A

(i)          For purposes of this Agreement and this Exhibit A, a "Change in Control” of the Company shall mean:

(a)          a Change in Control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement;

(b)         the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities, determined in accordance with Rule 13d-3, excluding, however, any securities acquired directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company); however, that for purposes of this clause the term “person” shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan;

(c)          the Continuing Board of Directors cease to constitute a majority of the Company’s Board of Directors;

(d)         consummation of a reorganization, merger or consolidation of, or a sale or other disposition of all or substantially all of the assets of, the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the persons who were the beneficial owners of the Company’s outstanding voting securities immediately prior to such Business Combination beneficially own voting securities of the corporation resulting from such Business Combination having more than 50% of the combined voting power of the outstanding voting securities of such resulting Corporation and (B) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the action of the Board of Directors of the Company approving such Business Combination; or

(e)          approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(ii)          “Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as defined below) or an Affiliate or Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (x) was a member of the Board of Directors on the date of this Agreement as first written above or (y) subsequently becomes a member of the Board of Directors, if such  person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.  For purposes of this subparagraph (ii), “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.